UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 2, 2020 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and FirstFire Global Opportunities Fund LLC (the “Lender”) entered into a Securities Purchase Agreement (the “SPA”) by which the Lender provided a sum of $125,000 (the “Consideration”) to the Company, in return for a convertible promissory note (the “Note”) with a face amount of $137,500 (which difference in value as compared to the Consideration is due to an original issue discount of $12,500), a common stock purchase warrant for 6,875,000 shares of the Company’s common stock (the “Warrant”), and the Confession of Judgment (as defined below), among other agreements and obligations. The net proceeds of the Consideration, which were received by the Company on July 6, 2020, equal $121,000 after payment of $4,000 in Lender’s legal fees, and will be used for general corporate purposes.

Under the terms of the SPA and the Note, the Lender must pay the Consideration at closing. The Note obligates the Company to pay interest at a rate of 10% per annum on any unpaid principal beginning on July 2, 2020, and to make five monthly amortization payments in the amount of $30,250 each, with the first such payment due on December 2, 2020, and the final such payment, along with any unpaid principal and any accrued and unpaid interest and other fees, due April 2, 2021 (the “Maturity Date”). Any amount of principal or interest that is not paid when due bears interest at the rate of the lesser of 24% and the maximum amount permitted by law, from the due date to the date such amount is paid.

The Lender has the right, at any time, to convert any outstanding and unpaid amount of the Note into shares of the Company’s common stock or securities convertible into the Company’s common stock, provided that such conversion would not result in the Lender beneficially owning more than 4.99% of the Company’s then outstanding shares of common stock. Subject to certain limitations and adjustments as described in the Note, the Lender may convert at a per share conversion price equal to $0.02 (the “Fixed Conversion Price”), provided that upon any Event of Default (as defined in the Note), the conversion price will equal the lower of (i) the Fixed Conversion Price, (ii) discount to market based upon subsequent financings with other investors, or (iii) 60% multiplied by the lowest traded price of the common stock of the Company during the twenty-one consecutive Trading Day (as defined in the Note) period immediately preceding the date of such conversion. Upon such conversion, all rights with respect to the portion of the Note being so converted terminate, except for the right to receive the Company’s common stock or other securities, cash or other assets as provided in the Note due upon such conversion.

The Company may, with prior written notice to the Lender, prepay the outstanding principal amount under the Note during the initial 180 day period after the Effective Date by making a payment to the Lender of an amount in cash equal to a certain percentage of the outstanding principal, interest, default interest and other amounts owed. Such percentage varies from 105% to 115% depending on the period in which the prepayment occurs, as set forth in the Note.

The SPA provides the lender with certain participation rights in any subsequent offering of debt or equity. Under the SPA, the Company may not enter into an offering of its securities with terms that would benefit an investor more than the Lender is benefited under the SPA and the agreements ancillary thereto, unless the Company offers the Lender those same terms. The SPA also grants the Lender certain registration rights.

The Warrant is a common stock purchase warrant to purchase 6,875,000 shares of the Company’s common stock, for value received in connection with the issuance of the Note, from the date of issuance of the Warrant until September 30, 2023, at an exercise price of $0.007 (subject to adjustment as provided therein) per share of common stock.

Additionally, the Company provided a confession of judgment (the “Confession of Judgment”) in favor of the Lender for the amount of the Note plus fees and costs, to be filed pursuant to the terms and conditions of the SPA and the Note.

The Note and the shares of the Company’s common stock issuable upon conversion thereof are offered and sold to the Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) promulgated by the SEC under the 1933 Act. Pursuant to these exemptions, the Lender represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA, the Note, the Warrant and the additional associated documents do not purport to be complete. The descriptions of the SPA, the Note, and the Warrant are qualified in their entirety by reference to the SPA, the Note, and the Warrant, which are included as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Extension of Royalty Obligation under 2014 License Agreement with the University of Illinois Chicago

Under that certain Exclusive License Agreement, by and between the Company and the Board of Trustees of the University of Illinois, dated as of June 27, 2014, and previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014 (the “License Agreement”), the Company was obligated to make its annual royalty obligation payment of $100,000 to the University of Illinois Chicago (“UIC”) on June 30, 2020 (extended from the original due date of December 31, 2019).

On June 30, 2020, in response to the Company’s request for a deadline extension with respect to its annual royalty obligation payment of $100,000, UIC notified the Company that it was extending the deadline for the Company to make its annual royalty obligation payment of $100,000 under the License Agreement to July 7, 2020.

On July 7, 2020, the Company fulfilled its obligation to make its annual royalty obligation payment of $100,000 under the License Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Securities Purchase Agreement” is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Securities Purchase Agreement, dated July 2, 2020, between RespireRx Pharmaceuticals Inc. and FirstFire Global Opportunities Fund, LLC.
99.2	Convertible Promissory Note, dated July 2, 2020.
99.3	Common Stock Purchase Warrant, dated July 2, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2020	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer